UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2025

BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 East Market Street Suite 650 Akron, Ohio	44305
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (330) 753-4511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common stock, $0.01 par value per share	BW	New York Stock Exchange
8.125% Senior Notes due 2026	BWSN	New York Stock Exchange
7.75% Series A Cumulative Perpetual Preferred Stock	BW PRA	New York Stock Exchange
6.50% Senior Notes due 2026	BWNB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 29, 2025, Babcock & Wilcox A/S (“BWAS”), a subsidiary of Babcock & Wilcox Enterprises, Inc. (the “Company”), sold a majority of its assets, including intellectual property, specific project contracts as well as related agreements with suppliers and certain tangible assets, to Kanadevia Inova Denmark A/S (the “Buyer”). The sale was comprised of a simultaneous transfer of assets from BWAS to a newly incorporated BWAS subsidiary (the “NewCo”) pursuant to a business transfer agreement (“BTA”), and sale of NewCo by BWAS to the Buyer pursuant to a share purchase agreement (the “SPA” and together with the BTA, the “Purchase Agreements”).

The Purchase Agreements provide for a base purchase price equal to $15 million plus 400,000 Danish krone, subject to certain offsets and adjustments, including additional payments to BWAS if the Buyer enters into certain prospective project agreement within five years. In addition, BWAS and the Buyer entered into an agreement under which Buyer loaned BWAS $5 million which will be considered repaid when BWAS transfers to NewCo certain retained intellectual property usage rights. The Purchase Agreements also include representations and warranties regarding BWAS and the transferred business and assets, as well as certain indemnities with respect thereto.

BWAS and the Buyer entered into a transition services agreement under which BWAS and/or its affiliates will provide services to support the NewCo for a temporary period. BWAS also entered into an intellectual property rights license agreement, a subcontractor agreement, and a legacy contract services agreement in connection with the Purchase Agreements. In addition, the Company’s subsidiary, The Babcock & Wilcox Company, entered into two memorandums of understanding with the Buyer related to future cooperation in connection with the sale.

The Company does not have any material relationship with the Buyer other than in respect of the transaction.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information presented in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Information
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

May 5, 2025	By:	/s/ Cameron Frymyer
Cameron Frymyer
Executive Vice President and Chief Financial Officer
(Principal Accounting Officer and Duly Authorized Representative)